DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 8708

Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	CARIBBEAN VILLA CATERING CORPORATION

2.	Resident Agent	EMPIRE STOCK TRANSFER INC.
	Name and Street	Name
	Address:	2470 ST ROSE PKWY STE 304	HENDERSON	NEVADA	89074
	(must be a Nevada address	Street Address	City	State	Zip Code
where process may be
	served)	Optional Mailing Address	City	State	Zip Code

3.	Shares:	500,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to	with par value:		without par value:
Issue)

4.	Names	ROBERT W. SEELEY
	& Addresses,	Name
	of Board of	38 PLAYA LAGUNA	SOSUA	DOMINICAN REPUBLIC
	Directors/Trustees:	Street Address	City	State	Zip Code
	(attached additional page	STUART W. JONES
	there is more than 3	Name
	directors/trustees)		CABRERA	DOMINICAN REPUBLIC
		Street Address	City	State	Zip Code
VIRGILIO SANTANA RIPOLL
Name
		CALLE #7; CASA #25, TORE ALTA IV	PUERTO PLATA	DOMINICAN REPUBLIC
		Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	CATERING

6.	Names, Address	PATRICK MOKROS	/S/ PATRICK MOKROS
	and Signature of	Name	Signature
	Incorporator:	2470 ST ROSE PKWY STE 304	HENDERSON	NV	89074
	(attached additional page	Street Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	/S/ PATRICK MOKROS		03/09/2007
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

CARIBBEAN VILLA CATERING CORPORATION

FIRST.  The name of corporation is Caribbean Villa Catering Corporation.

SECOND.  The registered office of the corporation in the State of Nevada is located at 2470 Saint Rose Pkwy Suite 304, Henderson, NV  89074.  The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation.  The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD.  The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH.  The total number of common stock authorized that may be issued by the Corporation is five-hundred million (500,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized.  The corporation may from time to time issue said shares for such consideration as the Board of Directors may fix.

FIFTH.  The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1).  The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Name:	ROBERT W. SEELEY
Address:	38 PLAYA LAGUNA
SOSUA, DOMINICAN REPUBLIC

Name:	STUART W. JONES
Address:	CABRERA, DOMINICAN REPUBLIC

Name:	VIRGILIO SANTANA RIPOLL
Address:	CALLE #7; CASA #25, TORE ALTA IV
PUERTO PLATA, DOMINICAN REPUBLIC

SIXTH.  The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH.  The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name:	Patrick Mokros
Address:	2470 Saint Rose Pkwy Suite 304
Henderson, Nevada 89074

EIGHTH.  The Resident Agent for this corporation shall be Empire Stock Transfer Inc.  The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be:  2470 Saint Rose Pkwy Suite 304 Henderson, NV  89074.

NINTH.  The corporation is to have perpetual existence.

TENTH.  The Board of Directors shall adopt the initial By-Laws of the corporation.  The Board of Directors shall also have the power to alter, amend or repeal the By-Laws, or to adopt new By-Laws, except as otherwise may be specifically provided in the By-Laws.

ELEVENTH.  The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELFTH.  No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provisions shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH.  The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this March 9, 2007.

/s/ Patrick Mokros

Patrick Mokros - Incorporator